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                                                                   EXHIBIT 99.1



[ABINGTON BANCORP LOGO] ABINGTON BANCORP, INC.



                                  NEWS RELEASE
                                  ------------

                              FOR IMMEDIATE RELEASE


FOR: Abington Bancorp, Inc.            CONTACT: Robert M. Lallo
     97 Libbey Parkway                          Treasurer & Chief Financial
     Weymouth Woods Corporate Offices            Officer
     P.O. Box 890237                            (781) 682-6903
     Weymouth, MA  02189-0237
     www.AbingtonSavings.com


                 ABINGTON BANCORP ANNOUNCES STOCK PURCHASE PLANS


ABINGTON, MA, January 28, 2003 - Abington Bancorp, Inc. (NASDAQ NMS: ABBK) a one-bank holding company for Abington Savings Bank ("the Bank"), today announced that it plans to purchase shares of Abington common stock from time to time on the open market and in negotiated purchases in the amount of approximately $800,000. Any stock purchased will be acquired by the Abington Savings Bank Employee Stock Ownership Plan, which receives cash contributions from the Bank on an annual basis based upon the Bank's financial performance, and/or the Abington Savings Charitable Foundation.

Such purchases are separate from the Bank's ongoing stock buybacks under a plan authorized on March 25, 1999. Under that authorization, approximately 109,000 shares of stock remain available for purchase as of December 31, 2002.

Abington Savings Bank is a Massachusetts-chartered savings bank with offices in Abington, Boston (Dorchester), Brockton, Canton, Cohasset, Halifax, Hanover, Hanson, Holbrook, Hull, Kingston, Milton, Pembroke, Quincy, Randolph and Whitman. Its deposits are insured by the Federal Deposit Insurance Corporation and Depositors Insurance Fund.

Certain statements herein constitute "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated, including changing regional and national economic conditions, changes in the real estate market, changes in levels of market interest rates, credit risks on lending activities, and competitive and regulatory factors. All forward-looking statements are necessarily speculative and undue reliance should not be placed on any such statements, which are accurate only as of the date made. The Company disclaims any duty to update such forward-looking statements.